As filed with the Securities and Exchange Commission on June 8, 2010.

Registration Nos. 333-5074
333-7082
333-8998
333-86934
333-86936
333-134198

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Daimler AG

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany	98-0190736
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Mercedesstrasse 137

70327 Stuttgart

Germany

Tel.: +49 (0) 711-17-0

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MERCEDES BENZ USA, LLC – EMPLOYEE RETIREMENT SAVINGS PLAN

DAIMLERCHRYSLER AG – STOCK OPTION PLAN

(Full Title of the Plans)

Ruben Simmons, President

Daimler North America Corporation

One Mercedes Drive

Montvale, New Jersey 07645 USA

Tel.: (201) 573-2724

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.             Registration Statement 333-5074, filed June 19, 1996, registering 6,000 Ordinary Shares of DM 50 each for the Stock Option Plan of the Daimler-Benz Group;

2.             Registration Statement 333-7082, filed June 18, 1997, registering 300,000 Ordinary Shares of DM 5 each for the Stock Option Plan of the Daimler-Benz Group;

3.             Registration Statement 333-8998, filed June 19, 1998, registering 300,000 Ordinary Shares, nominal value DM 5 per share, for the Stock Option Plan of the Daimler-Benz Group;

4.             Registration Statement 333-86934, filed April 25, 2002, registering 33,000,000 Ordinary Shares (no par value) for the DAIMLERCHRYSLER AG – Stock Option Plan;

5.             Registration Statement 333-86936, filed April 25, 2002, registering 25,000 Ordinary Shares (no par value) for the Mercedes-Benz USA, LLC – Employee Retirement Savings Plan; and

6.             Registration Statement 333-134198, filed May 17, 2006, registering 100,000 Ordinary Shares (no par value) for the Mercedes-Benz USA, LLC – Employee Retirement Savings Plan.

Daimler AG intends to file a Form 15F to terminate, inter alia, the registration of its Ordinary Shares (no par value) under the Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by Daimler AG in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Daimler AG hereby amends the Registration Statements to withdraw from registration the securities registered but unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Stuttgart, Germany on June 8, 2010.

DAIMLER AG

By:	/s/ Dr. Dieter Zetsche
	Name:	Dr. Dieter Zetsche
	Title:	Chairman of the Board of Management and Head of Mercedes Car Group

By:	/s/ Bodo Uebber
	Name:	Bodo Uebber
	Title:	Member of the Board of Management Finance & Controlling/Financial Services

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints and hereby authorizes any two of the following persons acting jointly: Robert Köthner and Silvia Nierbauer, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, in such person’s name, place and stead, in any and all capacities to sign on such person’s behalf any and all amendments (including post-effective amendments) and supplements to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue of these presents.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by or on behalf of the following persons in the capacities indicated as of June 8, 2010:

Signature	Title

/s/ Dr. Dieter Zetsche
Name: Dr. Dieter Zetsche	Chairman of the Board of Management and Head of Mercedes Cars Group

/s/ Dr. Wolfgang Bernhard
Name: Dr. Wolfgang Bernhard	Member of the Board of Management Mercedes-Benz Cars Production & Procurement, Mercedes-Benz Vans

3

Signature	Title

/s/ Wilfried Porth
Name: Wilfried Porth	Member of the Board of Management Human Resources & Labor Relations Director

/s/ Bodo Uebber
Name: Bodo Uebber	Member of the Board of Management Finance & Controlling, Daimler Financial Services

/s/ Andreas Renschler
Name: Andreas Renschler	Member of the Board of Management Daimler Trucks

/s/ Dr. Thomas Weber
Name: Dr. Thomas Weber	Member of the Board of Management Group Research & Mercedes-Benz Cars Development

/s/ Robert Köthner
Name: Robert Köthner	Chief Accounting Officer

DAIMLER NORTH AMERICA CORPORATION

Authorized Representative in the United States

Signature	Title

/s/ Ruben Simmons
Name: Ruben Simmons	President

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on this June 8, 2010.

MERCEDES-BENZ USA, LLC EMPLOYEE RETIREMENT SAVINGS PLAN

By:	/s/ Charles Shady
Charles Shady, General Counsel and Secretary
On behalf of the MBUSA Savings Plan Committee

4